EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-30519) of FirstBank NW 401(k) Plan of our report dated May 6, 2004, relating to the financial statements of FirstBank NW 401(k) Plan, which appear in FirstBank NW 401(k) Plan's Annual Report on Form 11 as of and for the year ended December 31, 2003.


/s/ MOSS ADAMS, LLP

Spokane, Washington
June 28, 2004